As filed with the Securities and Exchange Commission on June 28, 2001

                                      Investment Company Act File No. 811-3703
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ============================

                                   FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940       [X]
Amendment No. 23                                                      [X]
(Check appropriate box or boxes)

                         ============================

                               CBA(R) MONEY FUND
              (Exact Name of Registrant as Specified in Charter)

                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                   (Address of Principal Executive Offices)
                                (609) 282-2800
             (Registrant's Telephone Number, including Area Code)

                                TERRY K. GLENN
                               CBA(R) Money Fund
                800 Scudders Mill Road, Plainsboro, New Jersey
                               Mailing Address:
                P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)

                         ============================
                                  Copies to:
                             Counsel for the Fund:
                        Sidley Austin Brown & Wood LLP
                            One World Trade Center
                         New York, New York 10048-0557
                     Attention: Thomas R. Smith, Jr., Esq.

                         Michael J. Hennewinkel, Esq.
                          Fund Asset Management, L.P.
                                 P.O. Box 9011
                          Princeton, N.J. 08543-9011

                          Jeffrey S. Alexander, Esq.
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                           222 Broadway (14th Floor)
                           New York, New York 10038
                         ============================

                                    PART A

                               Explanatory Note

This Registration Statement is being filed by CBA Money Fund (the "Fund") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, shares of the Fund are not being registered under the Securities Act of 1933, as amended (the "Securities Act") because, as of October 14, 2000 the Fund no longer offers its shares for sale to the public.

The Fund is a no-load, diversified, open-end registered investment management company organized as an unincorporated business trust on March 29, 1983 under the laws of Massachusetts.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.  Investment Objectives, Principal Investment Strategies and Related
Risks.

(a)  Investment Objectives.

The investment objectives of the Fund are to seek current income, preservation of capital and liquidity available from investing in a diversified portfolio of short term money market securities.

(b)  Implementation of Investment Objectives.

The Fund seeks to achieve its investment objectives by investing in a diversified portfolio of U.S. dollar-denominated short term securities, which are securities with maturities of not more than 762 days (25 months) in the case of U.S. Government and agency securities. These securities consist primarily of direct U.S. Government obligations, which are obligations that are issued or have their principal and interest guaranteed and backed by the full faith and credit of the United States; U.S. Government agency securities; obligations of domestic and foreign banks; commercial paper and other short term debt securities issued by U.S. and foreign entities and repurchase agreements. Other than U.S. Government and certain U.S. Government agency securities, the Fund only invests in short term securities of issuers with one of the two highest short term ratings from a nationally recognized statistical rating organization or unrated instruments which, in the opinion of Fund management, are of similar quality. U.S. Government agencies are entities that are part of or sponsored by the federal government, such as the Government National Mortgage Association, the Tennessee Valley Authority or the Federal Housing Administration.

Fund management decides which of these securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Fund's yield by taking advantage of yield differentials that regularly occur between securities of a similar kind.

Fund management varies the kinds of money market securities in the portfolio and the average maturity. Maturity is the time at which the full principal amount of a fixed income security is scheduled to be returned to investors. Fund management decides which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Fund's yield by taking advantage of yield differentials that regularly occur between securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Fund's yield by buying and selling securities based on these yield differences.

Among the money market obligations the Fund may buy are:

U.S. Government Securities -- Debt securities issued or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

U.S. Government Agency Securities -- Debt securities issued or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government-sponsored enterprises or U.S. Government instrumentalities that are not direct obligations of the United States but involve U.S. Government sponsorship or guarantees by the U.S. Government. U.S. Government-sponsored enterprises are private corporations sponsored by the federal government which have the legal status of government agencies, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), the Student Loan Marketing Association ("Sallie Mae") or the Federal National Mortgage Association ("Fannie Mae"). U.S. Government instrumentalities are supranational entities sponsored by the United States.

Bank Money Instruments -- Obligations of commercial banks, savings banks, savings and loan associations, or other depository institutions, such as certificates of deposit, bankers' acceptances, bank notes and time deposits. The savings banks and savings and loan associations must be organized and operating in the United States. The obligations of commercial banks may be Eurodollar obligations or Yankeedollar obligations. Eurodollars are obligations issued by foreign branches or subsidiaries of U.S. banks and Yankeedollars are obligations issued by U.S. branches of subsidiaries of foreign banks. The Fund may invest in Eurodollar obligations only if they, by their terms, are general obligations of the U.S. parent bank.

Commercial Paper and Other Short Term Obligations -- Commercial paper (including master notes, funding agreements, and mortgage backed or asset backed securities) with no more than 397 days (13 months) remaining to maturity at the date of purchase.

Foreign Bank Money Instruments -- U.S. dollar-denominated obligations of foreign depository institutions and their foreign branches and subsidiaries, such as certificates of deposit, bankers' acceptances, time deposits, bank notes and deposit notes. Payment on securities of foreign branches and subsidiaries may be a general obligation of the parent bank or may be an obligation only of the issuing branch or subsidiary. The Fund will invest in these securities only if Fund management determines they are of comparable quality to other investments permissible for the Fund. The Fund will not invest more than 25% of its total assets (taken at market value at the time of each investment) in these obligations.

Foreign Short Term Debt Instruments -- U.S. dollar-denominated commercial paper and other short term obligations issued by foreign entities. The Fund may purchase these securities only if Fund management determines that they are of comparable quality to the Fund's U.S. investments.

Repurchase Agreements -- In a repurchase agreement the Fund buys a security from another party, which agrees to buy it back at an agreed upon time and price. The Fund may invest in repurchase agreements involving the money market securities described above or U.S. Government and agency securities with longer maturities.

Reverse Repurchase Agreements -- In a reverse repurchase agreement the Fund sells a security to another party and agrees to buy it back at a specific time and price. The Fund may invest in reverse repurchase agreements involving the money market securities described above.

Forward Commitments -- The Fund may buy or sell money market securities on a forward commitment basis. In these transactions, the Fund buys the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase price.

(c)  Risks.

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its objectives or that the Fund's performance will be positive for any period of time.

Credit Risk -- Credit risk is the risk that the issuer of a security owned by the Fund will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. While the Fund invests only in money market securities of highly rated issuers, those issuers still may default on their obligations.

Selection Risk -- Selection risk is the risk that the securities that Fund management selects will underperform other funds with similar investment objectives and investment strategies.

Interest Rate Risk -- Interest rate risk is the risk that prices of securities owned by the Fund generally increase when interest rates go down and decrease when interest rates go up. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Share Reduction Risk -- In order to maintain a constant net asset value of $1.00 per share, the Fund may reduce the number of shares held by its shareholders.

Borrowing Risk -- The Fund may borrow for temporary purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund's return.

Repurchase Agreement Risk -- If the other party to a repurchase agreement defaults on its obligation under the agreement, the Fund may suffer delays and incur costs or even lose money in exercising its rights under the agreement.

Reverse Repurchase Agreement and Securities Lending Risk -- The Fund may enter into reverse repurchase agreements with financial institutions. Reverse repurchase agreements and securities lending involve the risk that the other party may fail to return the securities in a timely manner or at all. The Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund is less than the value of the security. These events could trigger adverse tax consequences to the Fund.

Foreign Market Risk -- The Fund may invest in U.S. dollar denominated money market instruments and other short term debt obligations issued by foreign banks and similar institutions. Although the Fund will invest in these securities only if Fund management determines they are of comparable quality to the Fund's U.S. investments, investing in securities of foreign issuers involves some additional risks. These risks include the possibly higher costs of foreign investing, and the possibility of adverse political, economic or other developments.

European Economic and Monetary Union (EMU) -- Certain European countries have entered into the EMU in an effort to reduce trade barriers between themselves and eliminate fluctuations in their currencies. EMU established a single European currency (the euro) that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) have been redenominated in the euro and are listed, traded and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which the Fund invests, the Fund could be adversely affected if the transition to the euro, or EMU as a whole, does not proceed as planned or if a participating country withdraws from EMU.

An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund could lose money if the issuer of an instrument held by the Fund defaults or if short term interest rates rise sharply in a manner not anticipated by Fund management. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Item 6.  Management, Organization and Capital Structure.

(a)(1)  Investment Adviser.

Fund Asset Management, L.P., the Fund's Manager, manages the Fund's investments and its business operations under the overall supervision of the Fund's Board of Trustees. The Manager has the responsibility for making all investment decisions for the Fund. The Fund pays the Manager a fee at the annual rate of 0.500% of the Fund's average daily net assets not exceeding $500 million; 0.425% of the average daily net assets exceeding $500 million but not exceeding $1 billion; and 0.375% of the average daily net assets exceeding $1 billion.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $545 billion in investment company and other portfolio assets under management as of May 2001. The Manager's administrative office address is 800 Scudders Mill Road, Plainsboro, New Jersey 08543-9011 and its mailing address is P.O. Box 9011, Princeton, New Jersey 08543-9011.

(a)(2)  Portfolio Manager.

Richard J. Mejzak has been the portfolio manager and Vice President of the Fund since 2000. Mr. Mejzak has been a Vice President of Merrill Lynch Investment Managers since 1995.

(a)(3)  Legal Proceedings.

Not Applicable.

(b) Capital Stock. Not Applicable. As of October 14, 2000 shares of the Fund are no longer offered for sale to the public.

Item 7.  Shareholder Information.

(a)  Pricing of Fund Shares.

Shares are priced at net asset value (normally $1.00 per share) without a sales charge. The net asset value of the Fund is determined by the Manager at 12 noon, Eastern time, on each business day the New York Stock Exchange (the "NYSE") or New York banks are open for business. As a result of this procedure, the net asset value is determined each day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value is determined under the "penny-rounding" method by adding the value of all securities and other assets in the portfolio, deducting the portfolio's liabilities, dividing by the number of shares outstanding and rounding the result to the nearest whole cent.

The Fund values its portfolio securities with remaining maturities of 60 days or less on an amortized cost basis and values its securities with remaining maturities of greater than 60 days for which market quotations are readily available at market value. Other securities held by the Fund are valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

In accordance with the Securities and Exchange Commission (the "Commission") rule applicable to the valuation of its portfolio securities, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less and will purchase instruments having remaining maturities of not more than 397 days (13 months), with the exception of Government Securities, which may have remaining maturities of up to 762 days (25 months). The Fund will invest only in securities determined by the Trustees to be of high quality with minimal credit risks. In addition, the Trustees have established procedures designed to stabilize, to the extent reasonably possible, the Trust's price per share as computed for the purpose of sales and redemptions at $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on a "penny-rounded" basis will be reported to the Trustees by the Manager. In the event the Trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Fund will take such corrective action as it regards as necessary and appropriate, including reducing the number of outstanding shares of the Fund by having each shareholder proportionately contribute shares to the Fund's capital; the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; or establishing a net asset value per share solely by using available market quotations. If the number of outstanding shares is reduced in order to maintain a constant penny-rounded net asset value of $1.00 per share, the shareholders will contribute proportionately to the Fund's capital. Each shareholder will be deemed to have agreed to such contribution by his or her investment in the Fund.

Since the net income of the Fund is determined and declared as a dividend immediately prior to each time the net asset value of the Fund is determined, the net asset value per share of the Fund normally remains at $1.00 per share immediately after each such dividend declaration. Any increase in the value of a shareholder's investment in the Fund, representing the reinvestment of dividend income, is reflected by an increase in the number of shares of the Fund in his or her account and any decrease in the value of a shareholder's investment may be reflected by a decrease in the number of shares in his or her account.

(b)  Purchase of Fund Shares.

As of October 14, 2000, shares of the Fund are no longer offered for sale to the public. Shareholders who purchased shares through Capital Builder Accounts(R), Life Management Service(SM) Accounts and Emerging Investor(SM) Accounts (the "Account Holders") became participants in the Merrill Lynch Cash Management Account(R) (the "CMA(R) Account") as of October 14, 2000.

(c)  Redemption of Fund Shares.

The Fund is required to redeem for cash all full and fractional shares of the Fund. The redemption price is the net asset value per share next determined after receipt by the Transfer Agent of proper notice of redemption as described in accordance with either the automatic or manual procedures set forth below. If notice is received by the Transfer Agent prior to the 12 noon, Eastern time, pricing on any business day, the redemption will be effective on that day. If the notice is received after 12 noon, Eastern time, the redemption will be effective on the next business day. Payment of the redemption proceeds will be made on the same day the redemption becomes effective.

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

The value of shares of the Fund at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.

         Redemption of Shares by Account Holders

Automatic Redemptions. Redemptions will be automatically effected by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Distributor") to satisfy debit balances in CMA(R) Accounts created by activity therein or to satisfy debit balances. Each CMA(R) Account will be automatically scanned for debits each business day prior to 12 noon, Eastern time. After application of any cash balances in the account to these debits, shares of the Fund will be redeemed at net asset value at the 12 noon, New York time, pricing to the extent necessary to satisfy any remaining debits in such securities account. If the securities account is a margin account, margin loans will be utilized to satisfy debits remaining after the liquidation of all funds invested in the Fund.

Manual Redemptions. Shareholders may redeem shares of the Fund directly by submitting a written notice of redemption directly to Merrill Lynch or the selected dealer, which will submit the requests to the Fund's Transfer Agent. Cash proceeds from the manual redemption of the Fund shares ordinarily will be mailed to the shareholder at his address of record, or upon request, mailed or wired (if $10,000 or more) to his bank account. Redemption requests should not be sent to the Fund or the Transfer Agent. If inadvertently sent to the Fund or the Transfer Agent, they will be forwarded to Merrill Lynch. The notice requires the signatures of all persons in whose name the shares are registered, signed exactly as their names appear on their statements. Shareholders desiring to effect manual redemptions should contact their Financial Advisor or registered representative.

All redemptions of Fund shares will be confirmed to Account Holders (rounded to the nearest share) in the transaction statement which is sent to all CMA(R) Account participants monthly.

         Redemption of Shares by Non-Account Holders

Shareholders may redeem shares of the Fund held in a Merrill Lynch securities account directly by submitting a written notice of redemption directly to Merrill Lynch, which will submit the requests to the Fund's Transfer Agent.

Shareholders maintaining an account directly with the Transfer Agent may redeem shares of the Fund directly by submitting a written notice by mail directly to the Transfer Agent, Financial Data Services, Inc., P.O. Box 45290, Jacksonville, Florida 32232-5290. Redemption requests which are sent by hand should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Cash proceeds from the manual redemption of Fund shares will be mailed to the shareholder at his address of record. Redemption requests should not be sent to the Fund or Merrill Lynch. If inadvertently sent to the Fund or Merrill Lynch, such redemption requests will be forwarded to the Transfer Agent. The notice requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as their name(s) appear(s) on their monthly statement. The signature(s) on the redemption request must be guaranteed by an "eligible guarantor institution" as such is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. In certain instances, additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority may be required.

A shareholder also may redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-221-7210. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemptions may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming with the Transfer Agent, payment generally will be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares in manual or automatic redemptions with respect to which good payment for shares purchased has not yet been received by Merrill Lynch or the selected dealer. The Fund may delay, or cause to be delayed, the payment of the redemption proceeds until such time as good payment has been collected for the purchase of such shares. Normally, this delay will not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

(d)  Dividends and Distributions.

(e)  Tax Consequences.

Dividends are declared and reinvested daily in the form of additional shares at net asset value. You will begin accruing dividends on the day following the date your purchase becomes effective. Shareholders will receive statements monthly as to such reinvestments. Shareholders redeeming their holdings will receive all dividends declared and reinvested through the date of redemption. The Fund intends to make distributions most of which will be taxed as ordinary income although the Fund may distribute capital gains as well. Capital gains paid by the Fund, if any, may be taxable to you at different rates, depending, in part, on how long the Fund held the assets sold.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

If the value of assets held by the Fund declines, the Trustees may authorize a reduction in the number of outstanding shares in shareholders' accounts so as to preserve a net asset value of $1.00 per share. After such a reduction, the basis of your eliminated shares would be added to the basis of your remaining Fund shares, and you could recognize a capital loss if you disposed of your shares at that time. Dividends from the Fund, including dividends reinvested in additional shares of the Fund, will nonetheless be fully taxable, even if the number of shares in your account has been reduced as described above.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions of net short term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.

Item 8. Distribution Arrangements.

(a)  Sales Loads.  Not Applicable.

(b)  Rule 12b-1 Fees.

The Fund has adopted a Distribution and Shareholder Servicing Plan in compliance with Rule 12b-1 under the Investment Company Act (the "Plan") pursuant to which Merrill Lynch receives a fee from the Fund at the end of each month at the annual rate of 0.125% of average daily net assets of the Fund attributable to Account Holders, to investors otherwise maintaining securities accounts at Merrill Lynch and to investors maintaining accounts directly with the Transfer Agent, except that the value of Fund shares in accounts maintained directly with the Transfer Agent that are not serviced by Merrill Lynch Financial Advisors will be excluded. The Plan reimburses Merrill Lynch only for actual expenses incurred in the fiscal year in which the fee is paid. The Merrill Lynch fee is to compensate Merrill Lynch Financial Advisors and other directly involved Merrill Lynch personnel for selling shares of the Fund and for providing direct personal services to shareholders. The fee is not compensation for the administrative and operational services rendered to the shareholders by Merrill Lynch that are covered by the Management Agreement between the Fund and the Manager.

(c) Multiple Class Funds.  Not Applicable.

                                    PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10. Cover Page and Table of Contents.

                               CBA(R) Money Fund
  P.O. Box 9011, Princeton, New Jersey 08543-9011  Phone No. (609) 282-2800

                         ============================

This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated June 28, 2001(the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling 1-800-221-7210 or by writing the Fund at the above address. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2001 Annual Report to shareholders. You may request a copy of the Annual Report at no charge by calling 1-800-221-7210 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                         ============================

    The date of this Statement of Additional Information is June 28, 2001.

                                                                           Page
                                                                           ----

Cover Page.................................................................. 9
Table of Contents........................................................... 9
Fund History................................................................ 9
Description of the Fund and Its Investments and Risks....................... 9
Management of the Fund..................................................... 15
Control Persons and Principal Holders of Securities........................ 17
Investment Advisory and Other Services..................................... 17
Brokerage Allocation and Other Practices................................... 21
Capital Stock and Other Securities......................................... 22
Purchase, Redemption and Pricing of Securities............................. 22
Taxation of the Fund....................................................... 23
Underwriters............................................................... 25
Calculation of Performance Data............................................ 25
Financial Statements....................................................... 26

Item 11. Fund History.

The Fund was organized as an unincorporated business trust under the laws of Massachusetts on March 29, 1983.

Item 12. Description of the Fund and its Investments and Risks.

(a)  Classification.

The Fund is a no-load, diversified, open-end registered investment management company.

(b)  Investment Strategies and Risks.

The investment objectives of the Fund are to seek current income, preservation of capital and liquidity available from investing in a diversified portfolio of short term money market securities. There can be no assurance that the Fund's investment objectives will be achieved. The investment objectives are fundamental policies of the Fund that may not be changed without the approval of the holders of the Fund's outstanding securities (as defined below).

The Fund's investments in short term "Government Securities" and Government agency securities will be in instruments with a remaining maturity of 762 days (25 months) or less. The Fund's other investments will be in instruments with a remaining maturity of 397 days (13 months) or less that have received a short term rating or that have been issued by issuers that have received a short term rating with respect to a class of debt obligations that are comparable in priority and security with the instruments, from the requisite nationally recognized statistical rating organizations ("NRSROs") in one of the two highest short term rating categories or, if neither the instrument nor its issuer is so rated, will be of comparable quality as determined by the Trustees of the Fund or by Fund Asset Management, L.P. (the "Manager" or
"FAM") pursuant to delegated authority. Currently, there are three NRSROs:
Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's. The Fund will determine the remaining maturity of its investments in accordance with Commission regulations. The dollar-weighted average maturity of the Fund's portfolio will not exceed 90 days. During the Fund's fiscal year ended February 28, 2001, the average maturity of its portfolio ranged from 42 days to 81 days.

Investment in Fund shares offers several potential benefits. The Fund seeks to provide as high a yield potential as is available through investment in short term money market securities utilizing professional money market management, block purchases of securities and yield improvement techniques. It provides high liquidity because of its redemption features and seeks the reduced risk that generally results from diversification of assets. There can be no assurance that the investment objectives of the Fund will be realized. Certain expenses are borne by investors, including advisory and management fees, administrative costs and operational costs.

In managing the Fund, the Manager will employ a number of professional money management techniques, including varying the composition of investments and the average maturity of the portfolio based on its assessment of the relative values of the various securities and future interest rate patterns. These assessments will respond to changing economic and money market conditions and to shifts in fiscal and monetary policy. The Manager also will seek to improve yield by taking advantage of yield disparities that regularly occur in the money market. For example, market conditions frequently result in similar securities trading at different prices. Also, there frequently are differences in yields between the various types of money market securities. The Fund seeks to enhance yield by purchasing and selling securities based on these yield differences.

The following is a description of some of the types of money market securities in which the Fund may invest:

U.S. Government Securities. Marketable securities issued by or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

U.S. Government Agency Securities. Debt securities issued by U.S. Government-sponsored enterprises, Federal agencies and certain international institutions that are not direct obligations of the United States but involve U.S. Government sponsorship or guarantees by U.S. Government agencies or enterprises. The U.S. Government is not obligated to provide financial support to these instrumentalities.

Bank Money Instruments. Obligations of commercial banks, savings banks, savings and loan associations or other depository institutions such as certificates of deposit, including variable rate certificates of deposit, time deposits, deposit notes, bank notes and bankers' acceptances. The savings banks and savings and loan associations must be organized and operating in the United States. The obligations of commercial banks may be issued by U.S. banks, foreign branches of U.S. banks ("Eurodollar" obligations) or U.S. branches of foreign banks ("Yankeedollar" obligations). Eurodollar and Yankeedollar obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation.

Eurodollar and Yankeedollar obligations, as well as obligations of foreign depository institutions and short term obligations issued by other foreign entities, involve additional investment risks from the risks of obligations of U.S. issuers. Such investment risks include adverse political and economic developments, the possible imposition of withholding taxes on interest income payable on such obligations, the possible seizure or nationalization of foreign deposits and the possible establishment of exchange controls or other foreign governmental laws or restrictions which might adversely affect the payment of principal and interest. Generally the issuers of such obligations are subject to few or none of the U.S. regulatory requirements applicable to U.S. issuers. Foreign branches of U.S. banks may be subject to less stringent reserve requirements than U.S. banks. U.S. branches of foreign banks are subject to the reserve requirements of the states in which they are located. There may be less publicly available information about a U.S. branch or subsidiary of a foreign bank or other issuer than about a U.S. bank or other issuer, and such entities may not be subject to the same accounting, auditing and financial record keeping standards and requirements as U.S. issuers. Evidence of ownership of Eurodollar and foreign obligations may be held outside the United States, and the Fund may be subject to the risks associated with the holding of such property overseas. Eurodollar and foreign obligations of the Fund held overseas will be held by foreign branches of the Fund's custodian or by other U.S. or foreign banks under subcustodian arrangements complying with the requirements of the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Manager will carefully consider the above factors in making investments in Eurodollar obligations, Yankeedollar obligations of foreign depository institutions and other foreign short term obligations and will not knowingly purchase obligations which, at the time of purchase, are subject to exchange controls or withholding taxes. Generally, the Fund will limit its Yankeedollar investments to obligations of banks organized in Canada, France, Germany, Japan, the Netherlands, Switzerland, the United Kingdom and other industrialized nations. As discussed in the Prospectus, the Fund may also invest in U.S. dollar-denominated commercial paper and other short term obligations issued by foreign entities. Such investments are subject to quality standards similar to those applicable to investments in comparable obligations of domestic issues. Investments in foreign entities generally involve the same risks as those described above in connection with investments in Eurodollar and Yankeedollar obligations and obligations of foreign depository institutions and their foreign branches and subsidiaries.

Bank money instruments in which the Fund invests must be issued by depository institutions with total assets of at least $1 billion, except that up to 10% of the Fund's total assets (taken at market value) may be invested in certificates of deposit of smaller institutions if such certificates of deposit are Federally insured.

Commercial Paper and Other Short Term Obligations. Commercial paper (including master notes and funding agreements), which refers to short term unsecured promissory notes issued by corporations, partnerships, trusts or other entities to finance short term credit needs and non-convertible debt securities (e.g., bonds and debentures) with no more than 397 days (13 months) remaining to maturity at the date of purchase. Short term obligations issued by trusts, corporations, partnerships or other entities include mortgage-related or asset-backed debt instruments, including pass-through certificates such as participations in, or bonds and notes backed by, pools of mortgage, credit card, automobile or other types of receivables. These structured financings will be supported by sufficient collateral and other credit enhancements, including letters of credit, insurance, reserve funds and guarantees by third parties, to enable such instruments to obtain the requisite quality rating by an NRSRO.

Foreign Bank Money Instruments. U.S. dollar-denominated obligations of foreign depository institutions and their foreign branches and subsidiaries, such as certificates of deposit, bankers' acceptances, time deposits and deposit notes. The obligations of such foreign branches and subsidiaries may be the general obligation of the parent bank or may be limited to the issuing branch or subsidiary by the terms of the specific obligation or by government regulation. Such investments will only be made if determined to be of comparable quality to other investments permissible for the Fund. The Fund will not invest more than 25% of its total assets (taken at market value at the time of each investment) in these obligations.

Foreign Short Term Debt Instruments. U.S. dollar-denominated commercial paper and other short term obligations issued by foreign entities. Such investments are subject to quality standards similar to those applicable to investments in comparable obligations of domestic issuers.

The following is a description of other types of investments or investment practices in which the Fund may invest or engage:

Repurchase Agreements; Purchase and Sale Contracts. The Fund may invest in the money market securities described above pursuant to repurchase agreements. Under such agreements, the counterparty agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period.

Such agreements usually cover short periods, such as under a week. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of a default by the seller, the Fund ordinarily will retain ownership of the securities underlying the repurchase agreement, and instead of a contractually fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. In certain circumstances, repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. From time to time the Fund also may invest in money market securities pursuant to purchase and sale contracts. While purchase and sale contracts are similar to repurchase agreements, purchase and sale contracts are structured so as to be in substance more like a purchase and sale of the underlying security than is the case with repurchase agreements.

Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements that involve the sale of money market securities held by the Fund, with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. During the time a reverse repurchase agreement is outstanding, the Fund will maintain a segregated custodial account containing U.S. Government or other appropriate high-grade debt securities having a value equal to the repurchase price.

Lending of Portfolio Securities. The Fund may lend securities with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issues or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. This limitation is a fundamental policy and it may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act. Where the Fund receives securities as collateral for the loaned securities, the Fund typically receives the income on both the loaned securities and the collateral and, as a result, the Fund's yield may increase. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Fund may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

Forward Commitments. The Fund may purchase or sell money market securities on a forward commitment basis at fixed purchase or sale terms. The purchase of money market securities on a forward commitment basis involves the risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself; if yields increase, the value of the securities purchased on a forward commitment basis will generally decrease. A separate account of the Fund will be established with the Fund's custodian consisting of cash or liquid money market securities having a market value at all times at least equal to the amount of the forward purchase commitment. The Fund may also sell money market securities on a forward commitment basis. By doing so, the Fund forgoes the opportunity to sell such securities at a higher price should they increase in value between the trade and settlement dates.

There can be no assurance that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

Preservation of capital is a prime investment objective of the Fund, and while the types of money market securities in which the Fund invests generally are considered to have low principal risk, such securities are not completely risk free. There is a risk of the failure of issuers to meet their principal and interest obligations. With respect to repurchase agreements, purchase and sale contracts, reverse repurchase agreements and the lending of portfolio securities by the Fund, there is also the risk of the failure of the parties involved to repurchase at the agreed-upon price or to return the securities involved in such transactions, in which event the Fund may suffer time delays and incur costs or possible losses in connection with such transactions.

Rule 2a-7 under the Investment Company Act presently limits investments by the Fund in securities issued by any one issuer (other than the U.S. Government, its agencies or instrumentalities) ordinarily to not more than 5% of its total assets, or, in the event that such securities are not First Tier Securities (as defined in the Rule), not more than 1%. In addition, Rule 2a-7 requires that not more than 5% of the Fund's total assets be invested in Second Tier Securities (as defined in the Rule). The Rule requires the Fund to be diversified (as defined in the Rule) other than with respect to government securities and securities subject to guarantee issued by a non-controlled person (as defined in the Rule).

(c)  Fund Policies.

The Fund has adopted a number of restrictions and policies relating to the investment of its assets and its activities, which are fundamental policies and may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Among the more significant restrictions, the Fund may not:

     (1)    purchase any securities other than (i) money market securities and
     (ii) other securities described under "Investment Objectives and Policies";

     (2) invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry (other than U.S. Government securities, U.S. Government agency securities or domestic bank money instruments);

     (3) purchase the securities of any one issuer, other than the U.S. Government, its agencies or instrumentalities, if immediately after the purchase, more than 5% of the value of its total assets (taken at market value) would be invested in that issuer, except that, with respect to 25% of the value of the Fund's total assets, the Fund may invest up to 10% of its total assets in bank money instruments or repurchase agreements with any one bank;

     (4) purchase more than 10% of the outstanding securities of an issuer except that this restriction shall not apply to U.S. Government or Government agency securities, bank money instruments and repurchase agreements; or

     (5) enter into repurchase agreements if, as a result, more than 10% of its total assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

In addition, the Fund has adopted the following other fundamental restrictions and policies relating to the investment of its assets and its activities. The Fund may not:

     (1) make investments for the purpose of exercising control or management;

     (2)    underwrite securities issued by other persons;

     (3) purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization;

     (4) purchase or sell real estate (other than money market securities secured by real estate or interests therein or money market securities issued by companies which invest in real estate or interests therein), commodities or commodity contracts, interests in oil, gas or other mineral exploration or development programs;

     (5) purchase any securities on margin, except for the use of short term credit necessary for clearance of purchase and sales of portfolio securities;

     (6) make short sales of securities or maintain a short position or write, purchase or sell puts, calls, straddles, spreads or combinations thereof;

     (7) make loans to other persons, provided that the Fund may purchase money market securities or enter into repurchase agreements or purchase and sale contracts and lend securities owned or held by it pursuant to
     (8) below;

     (8) lend its portfolio securities in excess of 33 1/3% of its total assets, taken at market value, provided that such loans are made according to the guidelines set forth below;

     (9) borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements). (Usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Fund will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.);

    (10) mortgage, pledge, hypothecate or in any manner transfer (except as provided in (8) above) as security for indebtedness any securities owned or held by the Fund except as may be necessary in connection with borrowings referred to in investment restriction (9) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Fund's net assets, taken at market value;

    (11) invest in securities with legal or contractual restrictions on resale (except for repurchase agreements) or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at market value) would be invested in such securities;

    (12) invest in securities of issuers (other than U.S. Government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value) would be invested in such securities;

    (13) invest in securities or investments referred to in investment restriction (11) above and investment restriction (5) on the previous page if, regarding all such securities and investments, more than 10% of the Fund's total assets (taken at market value) would be invested in such securities or investments;

    (14) enter into reverse repurchase agreements if, as a result thereof, the Fund's obligations with respect to reverse repurchase agreements would exceed one-third of its net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements);

    (15) purchase or retain the securities of any issuer, if those individual officers and Trustees of the Fund, Merrill Lynch Investment Managers, L.P. ("MLIM") or any subsidiary thereof each owning beneficially more than 1 /2 of 1% of the securities of such issuer own in the aggregate more than 5% of the securities of the issuer; and

    (16) issue senior securities to the extent such issuance would violate applicable law.

(d)  Temporary Defensive Positions.

The Fund may borrow in an amount not to exceed 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements). (The Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Fund will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.)

(e)  Portfolio Turnover.  Not Applicable.

Item 13.  Management of the Fund.

(a)  Board of Trustees.

The Board of Trustees of the Fund consists of eight individuals, seven of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Trustees"). The Trustees are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

(b)  Management Information.

Information about the Trustees, executive officers and the portfolio manager of the Fund, including their ages and their principal occupations for at least the last five years, is set forth below. Unless otherwise noted, the address of each Trustee, executive officer and the portfolio manager is P.O. Box 9011, Princeton, New Jersey 08543-9011.

TERRY K. GLENN (60) -- President and Trustee(1)(2) -- Executive Vice President of the Manager and its affiliate Merrill Lynch Investment Managers, L.P. ("MLIM") (which term as used herein includes its corporate predecessors) since 1983; Executive Vice President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; President of FAM Distributors, Inc. ("FAMD") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988; Director of Financial Data Services, Inc. ("FDS") since 1985.

RONALD W. FORBES (60) -- Trustee(2)(3) -- 1400 Washington Avenue, Albany, New York 12222. Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000 and Professor thereof from 1989 to 2000; International Consultant, Urban Institute, Washington, D.C. from 1995 to 1999.

CYNTHIA A. MONTGOMERY (48) -- Trustee(2)(3) -- Harvard Business School, Soldiers Field Road, Boston, Massachusetts 02163. Professor, Harvard Business School since 1989; Associate Professor, J.L. Kellogg Graduate School of Management, Northwestern University from 1985 to 1989; Associate Professor, Graduate School of Business Administration, The University of Michigan from 1979 to 1985; Director, Unum Provident Corporation since 1990 and Director, Newell Rubbermaid Inc. since 1995.

CHARLES C. REILLY (69) -- Trustee(2)(3) -- 9 Hampton Harbor Road, Hampton Bays, New York 11946. Self-employed financial consultant since 1990; President and Chief Investment Officer of Verus Capital, Inc. from 1979 to 1990; Senior Vice President of Arnhold and S. Bleichroeder, Inc. from 1973 to 1990; Adjunct Professor, Columbia University Graduate School of Business from 1990 to 1991; Adjunct Professor, Wharton School, University of Pennsylvania from 1989 to 1990; Partner, Small Cities Cable Television from 1986 to 1997.

KEVIN A. RYAN (68) -- Trustee(2)(3) -- 127 Commonwealth Avenue, Chestnut Hill, Massachusetts, 02467. Founder and currently Director Emeritus of the Boston University Center for the Advancement of Ethics and Character and Director thereof from 1989 to 1999; Professor from 1982 to 1999 and currently Professor Emeritus of Education at Boston University; formerly taught on the faculties of The University of Chicago, Stanford University and Ohio State University.

ROSCOE S. SUDDARTH (65) -- Trustee(2)(3) -- 7403 MacKenzie Court, Bethesda, Maryland 20817. President, Middle East Institute, from 1995 to 2001; Foreign Service Officer, United States Foreign Service, from 1961 to 1995; Career Minister, from 1989 to 1995; Deputy Inspector General, U.S. Department of State, from 1991 to 1994; U.S. Ambassador to the Hashemite Kingdom of Jordan, from 1987 to 1990.

RICHARD R. WEST (63)-- Trustee(2)(3)-- Box 604, Genoa, Nevada 89411. Professor of Finance since 1984, Dean from 1984 to 1993, and currently Dean Emeritus of New York University Leonard N. Stern School of Business Administration; Director of Bowne & Co., Inc. (financial printers), Vornado Realty Trust, Inc. (real estate holding company) and Alexander's, Inc. (real estate company).

EDWARD D. ZINBARG (66) -- Trustee(2)(3) -- 5 Hardwell Road, Short Hills, New Jersey 07078-2117. Self-employed financial consultant since 1994; Executive Vice President of The Prudential Insurance Company of America from 1988 to 1994; Former Director of Prudential Reinsurance Company and former Trustee of The Prudential Foundation.

RICHARD J. MEJZAK (31)-- Vice President and Portfolio Manager(1)(2)--Director of MLIM since 2000 and Vice President thereof from 1995 to 2000.

DONALD C. BURKE (41)-- Vice President and Treasurer(1)(2)-- First Vice President of the Manager and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Manager and MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

PHILLIP S. GILLESPIE (37) -- Secretary(1)(2) -- First Vice President (Legal Advisory) since 2001; Director (Legal Advisory) of the Manager and MLIM from 2000-2001; Vice President of MLIM since 1999-2000; Attorney associated with the Manager and MLIM from 1998 to 1999; Assistant General Counsel of Chancellor LGT Asset Management, Inc. from 1997 to 1998; Senior Counsel and Attorney in the Division of Investment Management and the Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.


(1)  Interested person, as defined in the Investment Company Act, of the Fund.
(2) Such Trustee or officer is a director, trustee or officer of certain other investment companies for which MLIM or FAM acts as the investment adviser or manager.
(3) Member of the Fund's Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Trustees.

(c)  Interested Person.  See Footnote (1) above.

(d)  Compensation.

The Fund pays each non-interested Trustee a fee of $4,400 per year plus $200 per in person Board meeting attended. The Fund also compensates members of its Audit and Nominating Committee (the "Committee"), which consists of all the non-interested Trustees, a fee of $200 per in person meeting attended. Each of the Co-Chairman of the Committee receives an additional amount of $1,000 per year. The Fund reimburses each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended February 28, 2001 and also the aggregate compensation paid to them from all registered investment companies advised by the Manager and its affiliate, MLIM ("FAM/MLIM-advised funds"), for the calendar year ended December 31, 2000.



                                                                                                     Aggregate
                                                                                                    Compensation
                                                                Pension or         Estimated             from
                                  Position    Compensation   Retirement Benefits    Annual          Fund and Other
                                    With         From        Accrued as part of   Benefits Upon        FAM/MLIM-
          Name                      Fund         Fund          Fund Expenses       Retirement       Advised Funds(1)
          ----                      ----        -------        -------------     ----------------   -----------------
Ronald W. Forbes(2)                Trustee      $8,500           None                None           $295,008
Cynthia A. Montgomery              Trustee      $7,500           None                None           $264,008
Charles C. Reilly(2)               Trustee      $7,500           None                None           $352,050
Kevin A. Ryan                      Trustee      $7,500           None                None           $264,008
Roscoe S. Suddarth(3)              Trustee        None           None                None           $193,977
Richard R. West                    Trustee      $7,500           None                None           $373,000
Edward D. Zinbarg(3)               Trustee        None           None                None           $242,435

(1)  The Trustees serve on the boards of FAM/MLIM-advised funds as follows:
     Mr. Forbes (51 registered investment companies consisting of 58 portfolios); Ms. Montgomery (51 registered investment companies consisting of 58 portfolios); Mr. Reilly (51 registered investment companies consisting of 58 portfolios); Mr. Ryan (51 registered investment companies consisting of 58 portfolios); Mr. Suddarth (51 registered investment companies consisting of 58 portfolios); Mr. West (66 registered investment companies consisting of 72 portfolios); and Mr. Zinbarg (51 registered investment companies consisting of 58 portfolios).
(2)  Co-Chairman of the Committee.
(3) Mr. Suddarth and Mr. Zinbarg were elected Trustees of the Fund on June 7, 2001.


Trustees of the Fund, members of the Boards of other FAM/MLIM-advised investment companies, ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes FAM, MLIM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their trustees/directors and employees and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund.

(e)  Sales Load. Not Applicable.

(f)  Code of Ethics.

The Board of Trustees of the Fund has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Fund, the Manager and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

Item 14.  Control Persons and Principal Holders of Securities.

(a)  Control Persons.  Not Applicable.

(b)  Principal Holders.

To the knowledge of the Fund, no person or entity owned beneficially 5% or more of the Trust's shares as of June 1, 2001.

(c)  Management Ownership.

As of June 1, 2001, the Trustees and officers of the Fund as a group (11 persons) owned an aggregate of less than 1% of the outstanding shares of the Fund. At such date, Mr. Glenn, a Trustee and officer of the Fund, and the other officers of the Fund owned an aggregate of less than 1% of the outstanding shares of common stock of Merrill Lynch & Co., Inc. ("ML & Co.").

Item 15.  Investment Advisory and Other Services.

(a)  Investment Adviser.

Organization of the Manager. The Manager is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Manager as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

Management Fee. The Fund entered into a management agreement with the Manager (the "Management Agreement"), pursuant to which the Manager receives for its services to the Fund monthly compensation approximately at the following annual rates:

Portion of average daily value of net assets:

                                                                Rate
                                                             ==================
Not exceeding $500 million                                       0.500%
In excess of $500 million but not exceeding $1 billion           0.425%
In excess of $1 billion                                          0.375%

The table below sets forth information about the total management fees payable by the Fund to the Manager for the periods indicated.

     Fiscal Year                                            Management Fee
     ==============                                        ==================
     2001                                                     $ 8,223,621
     2000                                                     $10,117,569
     1999                                                     $ 9,962,574

For the fiscal year ended February 28, 1999 the Manager waived $768,507 of the management fee payable by the Fund pursuant to a voluntary fee waiver. For the fiscal years ended February 29, 2000 and February 28, 2001, no management fees were waived.

(b)  Principal Underwriter.

The Fund's shares are distributed by Merrill Lynch, a wholly-owned subsidiary of ML & Co. The principal business address of the Distributor is World Financial Center, 250 Vesey Street, New York, New York 10007. As of October 14, 2000, shares of the Fund are no longer offered to the public.

(c)  Investment Advisory Services and Payment of Fund Expenses.

Management Services. Subject to the supervision of the Board of Trustees, the Manager performs, or arranges for affiliates to perform, pursuant to the Management Agreement, the management and administrative services necessary for the operation of the Fund. The Manager and its affiliates will provide a variety of administrative and operational services to shareholders of the Fund, including processing services related to the purchase and redemption of shares and the general handling of shareholder relations. The Manager is responsible for the actual management of the Fund's portfolio and constantly reviews the Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager, subject to review by the Trustees. The Manager provides the Fund with office space, equipment and facilities and such other services as the Manager, subject to supervision and review by the Trustees, shall from time to time determine to be necessary to perform its obligations under the Management Agreement.

Securities held by the Fund also may be held by, or be appropriate investments for, other funds or clients (collectively referred to as "clients") for which the Manager or MLIM acts as an investment adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Fund or other clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all by the Manager or MLIM. To the extent that transactions on behalf of more than one client of the Manager or MLIM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Payment of Fund Expenses. The Management Agreement obligates the Manager to provide management services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Trustees of the Fund who are affiliated persons of ML & Co. or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: taxes, expenses for legal and auditing services, costs of preparing, printing, and mailing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, except to the extent paid by the distributors; charges of the custodian and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal and state securities laws; fees and expenses of unaffiliated Trustees; accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Certain accounting services are provided for the Fund by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Fund. The Fund will pay the costs of these services. In addition, the Fund will reimburse the Manager for the cost of certain additional accounting services.

Duration and Termination. Unless earlier terminated as described herein, the Management Agreement will continue in effect from year to year if approved annually (a) by the Board of Trustees of the Fund or by a majority of the outstanding shares of the Fund and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such agreement terminates upon assignment and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by vote of the shareholders of the Fund.

(d)  Service Agreements.

Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Shareholder Servicing Agency and Proxy Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Transfer Agent receives a fee of $10.00 per account and is entitled to reimbursement from the Fund for certain transaction charges and out-of-pocket expenses incurred by it under the Transfer Agency Agreement. Additionally, a $.20 monthly closed account charge will be assessed on all accounts which close during the calendar year. Application of this fee will commence the month following the month the account is closed. At the end of the calendar year, no further fees will be due. For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

Distribution Services. The Fund has entered into a distribution agreement with Merrill Lynch (the "Distribution Agreement"). The Distribution Agreement obligates Merrill Lynch to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, Merrill Lynch will pay for the printing and distribution of copies thereof used in connection with the offering to investors. Merrill Lynch will also pay for other supplementary sales literature and advertising costs, if any. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreement described above. As of October 14, 2000, shares of the Fund are no longer offered for sale to the public.

Independent Auditors. Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund. The selection of independent auditors is subject to approval by the non-interested Trustees of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

Custodian. State Street Bank and Trust Company (the "Custodian"), P.O. Box 1713, Boston, Massachusetts 02101, acts as custodian of the Fund's assets. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

Legal Counsel. Sidley Austin Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, is counsel for the Fund.

Accounting Services Provider. State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Fund.

The Fund entered into an agreement with State Street effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services. Prior to January 1, 2001, the Manager provided accounting services to the Fund and was reimbursed by the Fund at its cost in connection with such services. The Manager continues to provide certain accounting services to the Fund and the Fund reimburses the Manager for the cost of these services.

The table below shows the amounts paid by the Fund to State Street and to the Manager for the periods indicated:


                                                                Paid to                  Paid to the
                          Period                              State Street                 Manager
     Fiscal year ended February 28, 1999                          N/A                    $ 163,855
     Fiscal year ended February 29, 2000                          N/A                    $ 184,424
     Fiscal year ended February 28, 2001                       $ 34,802*                 $ 239,541


* Represents payments pursuant to the agreement with State Street commencing January 1, 2001.


(e)  Other Investment Advise.  Not Applicable.

(f)  Dealer Reallowances.  Not Applicable.

(g)  Rule 12b-1 Plans.

The Fund has also adopted a Distribution and Shareholder Servicing Plan in compliance with Rule 12b-1 under the Investment Company Act (the "Plan") pursuant to which Merrill Lynch receives a distribution fee under the Distribution Agreement from the Fund at the end of each month at the annual rate of 0.125% of average daily net assets of the Fund attributable to Account Holders, to investors otherwise maintaining securities accounts at Merrill Lynch and to investors maintaining accounts directly with the Transfer Agent, except that the value of Fund shares in accounts maintained directly with the Transfer Agent which are not serviced by Merrill Lynch Financial Advisors will be excluded. The Plan reimburses Merrill Lynch only for actual expenses incurred in the fiscal year in which the fee is paid. The Merrill Lynch fee is to compensate Merrill Lynch Financial Advisors and other directly involved Merrill Lynch personnel for selling shares of the Fund and for providing direct personal services to shareholders. The fee is not compensation for the administrative and operational services rendered to the shareholders by Merrill Lynch that are covered by the Management Agreement between the Fund and the Manager. For the fiscal year ended February 28, 2001, $2,417,384 was paid to Merrill Lynch pursuant to the Plan (based on average daily net assets of approximately $ 2.0 billion). All of the amounts were allocated to Merrill Lynch personnel and to related administrative costs.

The payment of the fee under the Distribution Agreement is subject to the provisions of the Plan and Rule 12b-1. Among other things, the Distribution Plan provides that Merrill Lynch shall provide, and the Trustees of the Fund shall review quarterly reports regarding the payment of the respective distribution fees during such period. In their consideration of the Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Plan to the Fund and its shareholders. The Plan further provides that, so long as the Plan remains in effect, the selection and nomination of Trustees of the Fund who are non-interested Trustees of the Fund shall be committed to the discretion of the non-interested Trustees then in office. The Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund. Finally, the Plan cannot be amended to increase materially the amount to be spent by the Fund thereunder without shareholder approval, and all material amendments are required to be approved by vote of the Trustees of the Fund, including a majority of the non-interested Trustees, cast in person at a meeting called for that purpose.

(h)  Other Service Providers.  See (d) in this Item 15.

Item 16. Brokerage Allocation and Other Practices.

(a)  Brokerage Transactions.

(b)  Commissions.

(c)  Brokerage Selection.

The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Board of Trustees and officers of the Fund, the Manager is primarily responsible for the Fund's portfolio decisions and the placing of portfolio transactions. In placing orders, it is the policy of the Fund to obtain the best net results taking into account such factors as price (including the applicable dealer spread), the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved. While the Manager generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. The Fund's policy of investing in securities with short maturities will result in high portfolio turnover.

The money market securities in which the Fund invests are traded primarily in the over-the-counter ("OTC") market. Bonds and debentures usually are traded OTC, but may be traded on an exchange. Where possible, the Fund will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principals for their own accounts. On occasion, securities may be purchased directly from the issuer. The money market securities in which the Fund invests are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of executing portfolio securities transactions of the Fund primarily will consist of dealer spreads. Under the Investment Company Act, persons affiliated with the Fund are prohibited from dealing with the Fund as principals in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the Commission. Since OTC transactions are usually principal transactions, affiliated persons of the Fund, including Merrill Lynch Government Securities, Inc. ("GSI") and Merrill Lynch, may not serve as the Fund's dealer in connection with such transactions except pursuant to the exemptive order described below. However, an affiliated person of the Fund may serve as its broker in OTC transactions conducted on an agency basis. The Fund may not purchase securities from any underwriting syndicate of which Merrill Lynch is a member, except in accordance with applicable rules under the Investment Company Act.

The Commission has issued an exemptive order permitting all Merrill Lynch-sponsored money market funds, including the Fund, to conduct principal transactions with GSI in U.S. Government and U.S. Government agency securities, with Merrill Lynch Money Markets Inc. ("MMI"), a subsidiary of GSI, in certificates of deposit and other short term money market instruments and commercial paper and with Merrill Lynch in fixed income securities including medium term notes. This order contains a number of conditions, including conditions designed to insure that the price to the Fund from GSI, MMI or Merrill Lynch is at least as favorable as that available from other sources. GSI, MMI and Merrill Lynch have informed the Fund that they will in no way, at any time, attempt to influence or control the activities of the Fund or the Manager in placing such principal transactions. The permissive order allows GSI, MMI or Merrill Lynch to receive a dealer spread on any transaction with the Fund no greater than its customary dealer spread for transactions of the type involved. Generally such spreads do not exceed 0.25% of the principal amount of the securities involved.

The number and dollar volume of such transactions engaged in by the Fund pursuant to the permissive order are set forth in the following table:

     Fiscal Year                                Number       Dollar Volume
     -----------                                ------       -------------
     2001                                        15          $415.5 million
     2000                                        43          $859.8 million
     1999                                        46          $656.4 million

The Trustees of the Fund have considered the possibilities of recapturing for the benefit of the Fund expenses of possible portfolio transactions, such as dealer spreads and underwriting commissions, by conducting such portfolio transactions through affiliated entities, including GSI, MMI and Merrill Lynch. For example, dealer spreads received by GSI, MMI or Merrill Lynch on transactions conducted pursuant to the permissive order described above could be offset against the management fee payable by the Fund to the Manager. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time. The Manager has arranged for the Custodian to receive any tender offer solicitation fees on behalf of the Fund payable with respect to portfolio securities of the Fund.

The Fund does not expect to use one particular dealer, but, subject to obtaining the best price and execution, dealers who provide supplemental investment research (such as information concerning money market securities, economic data and market forecasts) to the Manager may receive orders for transactions of the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under the Management Agreement and the expenses of the Manager will not necessarily be reduced as a result of the receipt of such supplemental information.

(d)  Directed Brokerage.  Not Applicable.

(e)  Regular Broker-Dealer.  Not Applicable.

Item 17.  Capital Stock and Other Services.

(a)  Capital Stock.

The Fund is an unincorporated business trust organized on March 29, 1983 under the laws of Massachusetts. It is a no-load, diversified, open-end investment company. The Declaration of Trust establishing the Fund, as amended (the "Declaration of Trust"), permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest, par value $.10 per share, of a single class and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Fund. Each share represents an equal proportionate interest in the Fund with each other share. Upon liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. Shares have no preemptive or conversion rights. The rights of redemption are described elsewhere herein. Shares are fully paid and non-assessable by the Fund.

Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Trustees (to the extent hereafter provided) and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Shareholders may, in accordance with the terms of the Declaration of Trust, cause a meeting of shareholders to be held for the purpose of voting on the removal of Trustees. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Trustees can, if they choose to do so, elect all the Trustees of the Fund, in which event the holders of the remaining shares are unable to elect any person as a Trustee. No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Fund except under certain limited circumstances set forth in the Declaration of Trust.

(b)  Other Securities.  Not Applicable.

Item 18. Purchase, Redemption and Pricing of Shares.

(a)  Purchase of Shares.

As of October 14, 2000, shares of the Fund are no longer offered for sale to the public.

(b)  Fund Reorganizations.  Not Applicable.

(c)  Offering Price.

The net asset value of the Fund is determined by the Manager at 12 noon, Eastern time, on each business day the NYSE or New York banks are open for business. As a result of this procedure, the net asset value is determined each day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value is determined under the "penny-rounding" method by adding the value of all securities and other assets in the portfolio, deducting the portfolio's liabilities, dividing by the number of shares outstanding and rounding the result to the nearest whole cent.

The Fund values its portfolio securities with remaining maturities of 60 days or less on an amortized cost basis and values its securities with remaining maturities of greater than 60 days for which market quotations are readily available at market value. Other securities held by the Fund are valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

In accordance with the Commission rule applicable to the valuation of its portfolio securities, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less and will purchase instruments having remaining maturities of not more than 397 days (13 months), with the exception of Government Securities, which may have remaining maturities of up to 762 days (25 months). The Fund will invest only in securities determined by the Trustees to be of high quality with minimal credit risks. In addition, the Trustees have established procedures designed to stabilize, to the extent reasonably possible, the Trust's price per share as computed for the purpose of sales and redemptions at $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on a "penny-rounded" basis will be reported to the Trustees by the Manager. In the event the Trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Fund will take such corrective action as it regards as necessary and appropriate, including reducing the number of outstanding shares of the Fund by having each shareholder proportionately contribute shares to the Fund's capital; the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; or establishing a net asset value per share solely by using available market quotations. If the number of outstanding shares is reduced in order to maintain a constant penny-rounded net asset value of $1.00 per share, the shareholders will contribute proportionately to the Fund's capital. Each shareholder will be deemed to have agreed to such contribution by his or her investment in the Fund.

Since the net income of the Fund is determined and declared as a dividend immediately prior to each time the net asset value of the Fund is determined, the net asset value per share of the Fund normally remains at $1.00 per share immediately after each such dividend declaration. Any increase in the value of a shareholder's investment in the Fund, representing the reinvestment of dividend income, is reflected by an increase in the number of shares of the Fund in his or her account and any decrease in the value of a shareholder's investment may be reflected by a decrease in the number of shares in his or her account.

Item 19.  Taxation of the Fund.

Dividends

Dividends are declared and reinvested daily in the form of additional shares at net asset value. Shareholders will receive statements monthly as to such reinvestments. Shareholders liquidating their holdings will receive on redemption all dividends declared and reinvested through the date of redemption, except that in those instances where shareholders request transactions that settle on a "same-day" basis (such as Federal Funds wire redemptions, branch office checks, transfers to other Merrill Lynch accounts and certain securities transactions) the Fund shares necessary to effect such transactions will be deemed to have been transferred to Merrill Lynch prior to the Fund's declaration of dividends on that day. In such instances, shareholders will receive all dividends declared and reinvested through the date immediately preceding the date of redemption. Since the net income (including realized gains and losses on the portfolio assets) is declared as a dividend in shares each time the net income of the Fund is determined, the net asset value per share of the Fund normally remains constant at $1.00 per share.

Net income (from the time of the immediately preceding determination thereof) consists of (i) interest accrued and/or discount earned (including both original issue and market discount), (ii) plus or minus all realized gains and losses on portfolio securities, (iii) less amortization of premiums and the estimated expenses of the Fund applicable to that dividend period.

Taxes.

The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to shareholders. The Fund intends to distribute substantially all of such income.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short term capital gains over net long term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses ("capital gain dividends") are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Certain categories of capital gains are taxable at different rates. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any capital gain dividends as well as the amount of capital gain dividends in the different categories of capital gain referred to above.

Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. Distributions by the Fund, whether from ordinary income or capital gains, will not be eligible for the dividends received deduction allowed to corporations under the Code. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

If the value of assets held by the Fund declines, the Board of Trustees may authorize a reduction in the number of outstanding shares in shareholders' accounts so as to preserve a net asset value of $1.00 per share. After such a reduction, the basis of eliminated shares would be added to the basis of shareholders' remaining Fund shares, and any shareholders disposing of shares at that time may recognize a capital loss. Dividends, including dividends reinvested in additional shares of the Fund, will nonetheless be fully taxable, even if the number of shares in shareholders' accounts has been reduced as described above.

Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the U.S. withholding tax.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes. Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

Item 20. Underwriters.

(a)  Distribution of Securities.  Not applicable.

(b)  Compensation.  See Item 16(b).

(c)  Other Payments.  Not Applicable.

Item 21. Calculation of Performance Data.

The Fund computes its annualized yield in accordance with regulations adopted by the Commission by determining the net change in value, exclusive of capital changes and income other than investment income, for a seven-day base period for a hypothetical pre-existing account having a balance of one share at the beginning of the base period, subtracting a hypothetical shareholder account charge, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by 365 and then dividing by seven. This yield calculation does not take into consideration any realized or unrealized gains or losses on portfolio securities. The Commission also permits the calculation of a standardized effective or compounded yield. This is computed by compounding the unannualized base period return, which is done by adding one to the base period return, raising the sum to a power equal to 365 divided by seven, and subtracting one from the result. This compound yield calculation also excludes realized and unrealized gains or losses on portfolio securities.

The yield on the Fund's shares normally will fluctuate on a daily basis. Therefore, the yield for any given past period is not an indication or representation by the Fund of future yields or rates of return on its shares. The yield is affected by such factors as changes in interest rates on the Fund's portfolio securities, average portfolio maturity, the types and quality of portfolio securities held and operating expenses. The yield on Fund shares for various reasons may not be comparable to the yield on bank deposits, shares of other money market funds or other investments. The yield on Fund shares for the seven-day period ended February 28, 2001, calculated in accordance with Commission regulations, excluding gains and losses, was 5.00%.

On occasion, the Fund may compare its yield to (i) industry averages compiled by iMoneyNet Inc.'s Money Fund Report, a widely recognized independent publication that monitors the performance of money market mutual funds, (ii) the average yield reported by the Bank Rate Monitor National Index(TM) for money market deposit accounts offered by the 100 leading banks and thrift institutions in the ten largest standard metropolitan statistical areas, (iii) yield data published by Lipper Analytical Services, Inc., (iv) the yield on an investment in 90-day Treasury bills on a rolling basis, assuming quarterly compounding or (v) performance data published by Morningstar Publications, Inc., Money Magazine, U.S. News & World Report, Business Week, CDA Investment Technology, Inc., Forbes Magazine and Fortune Magazine. As with yield quotations, yield comparisons should not be considered indicative of the Fund's yield or relative performance for any future period.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

Item 22.  Financial Statements.

The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2001 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m., Eastern time, on any business day.

                                                                APPENDIX I

            Description of Commercial Paper, Bank Money Instruments
                          and Corporate Bond Ratings

Commercial Paper and Bank Money Instruments
Commercial paper with the greatest capacity for timely payment is rated A by Standard & Poor's,("S&P"). Issues within this category are further redefined with designations 1, 2 and 3 to indicate the relative degree of safety; A-1, the highest of the three, indicates the degree of safety is either overwhelming or very strong; and A-2 indicates that capacity for timely repayment is satisfactory.

Moody's Investors Service, Inc. ("Moody's") employs the designations of Prime-1, Prime-2 and Prime-3 to indicate the relative capacity of the rated issuer to repay punctually. Prime-1 issuers have a superior capacity for repayment. Prime-2 issuers have a strong capacity for repayment, but to a lesser degree than Prime-1.

Fitch, Inc. ("Fitch") employs the rating F1+ to indicate issues regarded as having the strongest degree of assurance for timely payment. The rating F1 reflects an assurance of timely payment only slightly less in degree than issues rated F1+, while the rating F2 indicates a satisfactory degree of assurance for timely payment, although the margin of safety is not as great as indicated by the F1+ and F1 categories.

Corporate Bonds

Bonds rated AAA have the highest rating assigned by S&P to a debt obligation. Capacity to pay interest and repay principal is extremely strong. Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest-rated issues only in small degree.

Bonds rated Aaa by Moody's are judged to be of the best quality. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. Bonds rated Aa are judged to be of high quality by all standards. They are rated lower than the best bonds because margins of protection may not be as large or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities. Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Bonds rated AAA by Fitch are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events. Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA.


                                    PART C.

Item 23. Exhibits.

   Exhibit
    Number                                       Description
    -------                                      -----------
      1       Second Amended and Restated Declaration of Trust, dated June 13,
              1984.(a)
      2       Amended and Restated By-Laws of the Registrant, dated April 25,
              2000.
      3       None.
      4 (a)   Management Agreement between Registrant and Fund Asset
              Management, L.P.(a)
        (b)   Supplement to Management Agreement with Fund Asset Management,
              L.P.(b)
      5       Form of Distribution Agreement among Registrant and Merrill
              Lynch, Pierce, Fenner & Smith Incorporated.(a)
      6       None.
      7       Form of Custodian Contract between Registrant and State Street
              Bank and Trust Company.(a)
      8 (a)   Transfer Agency, Shareholder Servicing Agency, and Proxy Agency
              Agreement between Registrant and Financial Data Services, Inc.(a)
        (b)   Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(d)
      9       Opinion of Brown, Wood, Ivey, Mitchell & Petty, counsel for the
              Registrant.(c)
      10      Consent of Deloitte & Touche LLP, independent auditors for the
              Registrant.
      11      None.
      12      Certificate of Fund Asset Management, L.P.(a)
      13      Form of Distribution and Shareholder Servicing Plan pursuant to
              Rule 12b-1 between Registrant and Merrill Lynch, Pierce, Fenner &
              Smith Incorporated and form of Distribution Plan Sub-Agreement.(a)
      14      None.
      15      Code of Ethics. (e)

--------------------------------

  (a) Filed as an Exhibit to Post-Effective Amendment No. 13 to Registrant's Registration Statement on Form N-1A, under the Securities Act of 1933, as amended (File no. 2-82766) (the "Registration Statement") on June 27, 1995.
  (b) Filed on June 29, 1994 as an Exhibit to Post-Effective Amendment No. 12 to the Registration Statement.
  (c) Refiled on June 1, 2000 as an Exhibit to Post-Effective Amendment No. 19 to the Registration Statement pursuant to EDGAR requirements.
  (d) Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment
      No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.
  (e) Incorporated by reference to Exhibit 15 to Post-Effective Amendment No.
      9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50417), filed on November 22, 2000.

Item 24. Persons Controlled by or under Common Control with Registrant.

The Registrant does not control, and is not under common control with, any person.

Item 25. Indemnification.

Section 5.3 of the Registrant's Declaration of Trust provides as follows:

"The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such person. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section
5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this
Section 5.3, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification."

Insofar as the conditional advancing of indemnification monies for actions based upon the Investment Company Act of 1940, as amended (the "Investment Company Act") may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined he is entitled to receive from the Registrant by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayments may be obtained by the Registrant without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Registrant's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

In Section 10 of the Distribution Agreement relating to the securities being offered hereby, the Registrant agrees to indemnify the distributors and each person, if any, who controls the Distributors within the meaning of the Securities Act of 1933 (the "Securities Act"), against certain types of civil liabilities arising in connection with the Registration Statement or Prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers and controlling persons of the Registrant and the principal underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant and principal underwriter in connection with the successful defense of any action or proceeding) is asserted by such Trustee, officer or controlling person or the principal underwriter in connection with shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of the Investment Adviser.

Fund Asset Management, L.P. (the "Manager" or "FAM") acts as the investment adviser for the following open-end registered investment companies: CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Financial Institutions Series Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Internet Strategies Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, Mercury Global Holdings, Inc., Mercury HW Funds, Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch World Income Fund, Inc., The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc.; and for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, Merrill Lynch Municipal Strategy Fund, Inc., MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings Michigan Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc. and Senior High Income Portfolio, Inc.

Merrill Lynch Investment Managers, L.P. ("MLIM"), an affiliate of FAM, acts as the investment adviser for the following open-end registered investment companies: Global Financial Services Master Trust, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., The Asset Program, Inc. and The S&P 500(R)Protected Equity Fund, Inc.; and for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc., and Merrill Lynch Senior Floating Rate Fund, Inc. MLIM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. ("FAMD") is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund's transfer agent, Financial Data Services, Inc. ("FDS"), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Set forth below is a list of each executive officer and partner of the Manager indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since March 1, 1999 for his, her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies listed in the first two paragraphs of this Item 26 and Messrs. Doll and Giordano are officers or directors/trustees of one or more of such companies.


                               Position(s)               Other Substantial Business,
                                with the                        Profession,
     Name                       Manager                   Vocation or Employment
     ----                     -------------              ----------------------------
ML & Co.                      Limited Partner            Financial Services Holding
                                                         Company; Limited Partner of MLIM

Princeton Services            General Partner            General Partner of MLIM

Jeffrey M. Peek               President                  President of MLIM; President and
                                                         Director of Princeton Services;
                                                         Executive Vice President of
                                                         ML & Co.

Terry K. Glenn                Executive Vice             Executive Vice President of MLIM;
                              President                  Executive Vice President and
                                                         Director of Princeton Services;
                                                         President and Director of FAMD;
                                                         Director of FDS; President of
                                                         Princeton Administrators

Donald C. Burke               First Vice President       First Vice President, Treasurer and Director of Taxation
                              and Treasurer              of MLIM; Senior Vice President and
                                                         Treasurer of Princeton Services; Vice
                                                         President of FAMD

Robert C. Doll, Jr.           Co-Head (Americas          Co-Head (Americas Region) and Senior Vice President
                              Region) and Senior Vice    of MLIM; Senior Vice President of Princeton Services; Chief
                              President                  Investment Officer of OppenheimerFunds, Inc.
                                                         in 1999 and Executive Vice President thereof
                                                         from 1991 to 1999

Vincent R. Giordano           Senior Vice President      Senior Vice President of MLIM; Senior Vice
                                                         President of Princeton Services

Michael J. Hennewinkel        First Vice President,      First Vice President and Secretary of MLIM;
                              Secretary and              General Counsel of MLIM (Americas
                              General Counsel            Region); Senior Vice President of
                              (Americas Region)          Princeton Services

Philip L. Kirstein            General Counsel            General Counsel of MLIM; Senior Vice
                                                         President, Secretary, General Counsel and
                                                         Director of Princeton Services

Debra W. Landsman-Yaros       Senior Vice President      Senior Vice President of MLIM; Senior
                                                         Vice President of Princeton Services;
                                                         Vice President of FAMD

Stephen M. M. Miller          Senior Vice President      Executive Vice President of Princeton Administrators;
                                                         Senior Vice President of Princeton Services

Mary E. Taylor                Co-Head (Americas Region)  Senior Vice President of ML & Co.


Item 27. Principal Underwriters.

(a) Merrill Lynch acts as the principal underwriter for the Registrant. Merrill Lynch also acts as the principal underwriter for each of the following open-end investment companies: CMA Money Fund; CMA Treasury Fund; CMA Tax-Exempt Fund; CMA Multi-State Municipal Series Trust; CMA Government Securities Fund; The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc. and also acts as the principal underwriter for each of the closed-end investment companies referred to in the first paragraph of Item 26, and as the depositor of the following unit investment trusts: The Corporate Income Fund, Municipal Investment Trust Fund, The ML Trust for Government Guaranteed Securities and The Government Securities Income Fund.

(b)(1) Set forth below is information concerning each director and executive officer of Merrill Lynch. The principal business address of each such person is 4 World Financial Center, New York, New York 10080.

                                                              Position(s) and                   Position(s) and
                                                              Office(s) with                     Office(s) with
                    Name                                      Merrill Lynch                        Registrant
                    ----                                      -----------------                 -----------------

John L. Steffens                                             Chairman of the Board,               None
                                                             Chief Executive Officer
                                                             and Director

Thomas W. Davis                                              Executive Vice                       None
                                                             President

Barry S. Friedberg                                           Executive Vice                       None
                                                             President

Edward L. Goldberg                                           Executive Vice                       None
                                                             President

Jerome P. Kenney                                             Executive Vice                       None
                                                             President

E. Stanley O'Neal                                            Executive Vice                       None
                                                             President and Director

Thomas H. Patrick                                            Executive Vice                       None
                                                             President and Director

Winthrop H. Smith, Jr.                                       Executive Vice                       None
                                                             President

George A. Schieren                                           General Counsel,                     None
                                                             Senior Vice
                                                             President and
                                                             Director

John C. Stomber                                              Treasurer and Senior                 None
                                                             Vice President

Andrea L. Dulberg                                            Secretary                            None



Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the Rules thereunder will be maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, FDS, 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 29. Management Services.

Other than as set forth under Item 6. Management, Organization and Capital Structure in Part A of the Registration Statement and under Item 15. Investment Advisory and Other Services in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

                                  SIGNATURES

         Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the Township of Plainsboro and State of New Jersey, on the 28th day of June, 2001.

                                                CBA MONEY FUND
                                                (Registrant)

                                                By: /s/ Terry K. Glenn
                                                  ---------------------------
                                                  (Terry K. Glenn, President)

                                 EXHIBIT INDEX

Exhibit
Number                                       Description
--------                                     ------------

2        -- Amended and Restated By-laws of the Registrant, dated April 25,
            2000.

10       -- Consent of Deloitte & Touche LLP, independent auditors for the
            Registrant.

                          [Effective April 25, 2000]

=============================================================================












                             Amended and Restated
                                    BY-LAWS

                                      OF

                                CBA MONEY FUND








=============================================================================

                         MERRILL LYNCH CBA MONEY FUND

                                   BY-LAWS


These By-Laws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing CBA MONEY FUND, dated March 28, 1983, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                  ARTICLE I

                             Shareholder Meetings

         SECTION 1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and in the absence of the Chairman and President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

         SECTION 1.2 Proxy Representation; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article X of the Declaration. A Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Trust at or before the meeting at which the appointment is to be effective. A Shareholder may also authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Trust. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

         SECTION 1.3 Closing of Transfer Books and Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

         SECTION 1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         SECTION 1.5 Records at Shareholder Meetings. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address and number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Massachusetts business corporation.

                                  ARTICLE II

                                   Trustees

         SECTION 2.1 Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting, as soon as practicable after the Annual Meeting of Shareholders. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

         SECTION 2.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

         SECTION 2.3 Notice. Notice of a meeting shall be given by mail or by telegram (which term shall include a cablegram) or delivered personally. If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram or personally, such telegram shall be sent or delivery made not later than 48 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

         SECTION 2.4 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.

                                 ARTICLE III

                                   Officers

         SECTION 3.1 Officers of the Trust. The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice-Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice-President as an Executive Vice-President and may designate the order in which the other Vice-Presidents may act. The Chairman and the President shall be Trustees, but no other officer of the Trust need be a Trustee.

         SECTION 3.2 Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

         SECTION 3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

         SECTION 3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

         SECTION 3.5 Chairman, President, and Vice-Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, if any, the President shall preside at all meetings of the Shareholders and of the Trustees. The President shall be, exofficio, a member of all standing committees, except as otherwise provided in the resolutions or instruments creating any such committees. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

         SECTION 3.6 Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. He shall be custodian of the seal of the Trust, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Massachusetts corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

         SECTION 3.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust.

         SECTION 3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

                                  ARTICLE IV

                                 Miscellaneous

         SECTION 4.1 Depositories. In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited with such custodian or custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from time to time authorize.

         SECTION 4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

         SECTION 4.3 Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation.

                                  ARTICLE V

                                Stock Transfers

         SECTION 5.1 Certificates. Certificates representing Shares of the Trust shall not be issued.

         SECTION 5.2 Transfer Agents, Registrars and the Like. As provided in
Section 6.6 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         SECTION 5.3 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.7 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

         SECTION 5.4 Registered Shareholders. The Trust may deem and treat the holder of record of any Share as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                  ARTICLE VI

                             Amendment of By-Laws

         SECTION 6.1 Amendment and Repeal of By-Laws. In accordance with
Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

         The Declaration of Trust establishing CBA Money Fund, dated March 28, 1983, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name CBA Money Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder officer, employee or agent of CBA Money Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said CBA Money Fund but the Trust Property only shall be liable.

INDEPENDENT AUDITORS' CONSENT

We agree to the incorporation by reference in this Amendment No. 23 to Registration Statement No. 811-3703 under the Investment Company Act of 1940, as amended, of our report dated April 11, 2001, appearing in the February 28, 2001 Annual Report of CBA Money Fund, and to the reference to us under the caption "Independent Auditors" both of which appear in Part B of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
June 25, 2001